Exhibit 99.1

Shore Bancshares, Inc. Announces Completion of Acquisition of Severn Bancorp, Inc.

Easton, MD., - November 1, 2021 – Shore Bancshares, Inc. (NASDAQ: SHBI) (the “Company” or “Shore”), the holding company of Shore United Bank, National Association (the “Shore United”), announced today that it has completed the acquisition, effective as of October 31, 2021, of Severn Bancorp, Inc. (NASDAQ: SVBI) (“Severn”), the savings and loan holding company of Severn Savings Bank, FSB, a federally chartered savings bank headquartered in Annapolis, Maryland. In connection with the merger, Shore United consummated its conversion to a national bank on October 29, 2021.

Under the terms of the merger agreement, each share of Severn common stock was converted into the right to receive 0.6207 shares of Company common stock and $1.59 in cash. The value of the total deal consideration was approximately $169.8 million, which is based upon the closing price of the Company’s common stock on October 29, 2021, the last trading day prior to the closing, and includes aggregate cash consideration of approximately $20.6 million and $310 thousand of aggregate cash consideration payable to holders of unexercised options exercisable for shares of Severn common stock.

Lloyd L. Beatty, Jr., President and Chief Executive Officer of the Company, commented, “We are pleased to welcome the customers, employees and shareholders of Severn. This transaction enables us to enter the attractive market of Anne Arundel County and makes Shore United the 3rd largest bank headquartered in Maryland. We believe our strategic combination creates one of the strongest commercial banks in Maryland, with significant opportunities to provide a wider array of products and services to provide a superior banking experience for our commercial and retail customers.”

“We believe the combination of Shore and Severn will produce many long-term benefits for customers, employees and shareholders,” said Alan J. Hyatt, Chairman, President and Chief Executive Officer of Severn. “I look forward to serving on the Boards of Directors of Shore Bancshares and Shore United Bank and helping to guide the continued growth of the franchise.”

With the addition of Severn, on a pro forma combined basis, the Company would have total assets of approximately $3.2 billion, total shareholders’ equity of approximately $311.3 million and total deposits of approximately $2.9 billion as of June 30, 2021 (unaudited and excluding purchase accounting adjustments).

Advisors

Janney Montgomery Scott LLC acted as financial advisor to the Company in the transaction and delivered a fairness opinion to the Board of Directors of the Company. Holland & Knight LLP served as legal counsel to the Company. Piper Sandler & Co. acted as financial advisor to Severn in the transaction and delivered a fairness opinion to the Board of Directors of Severn. Luse Gorman, PC served as legal counsel to Severn.

About Shore Bancshares, Inc.

Shore Bancshares, Inc. is the largest independent financial holding company headquartered on the Eastern Shore of Maryland. It is the parent company of Shore United Bank, National Association, which operates 29 full-service branches in Baltimore County, Howard County, Kent County, Queen Anne’s County, Talbot County, Caroline County, Dorchester County, Worcester County and Anne Arundel County in Maryland, Kent County, Delaware and Accomack County, Virginia. The Company engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release may be considered forward-looking statements regarding the Company, including its wholly-owned subsidiary Shore United Bank, N.A., and the Company’s acquisition of Severn and Severn Savings Bank, FSB. These forward-looking statements may include: statements regarding the acquisition, statements regarding the Company’s plans, expectations and projections of future financial and operating results, as well as objectives, expectations or consequences of the announced transaction. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ employees or customers to the transaction; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm Shore’s business, financial position and results of operations, and could adversely affect the anticipated benefits of the acquisition; and those factors and risks referenced from time to time in Shore’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Shore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov. For any forward-looking statements made in this press release or in any documents, Shore claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, the Company disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For additional information or questions, please contact:

Lloyd L. “Scott” Beatty, Jr.

President and Chief Executive Officer

Shore Bancshares, Inc.

(410) 763-7800

Edward C. Allen

Chief Financial Officer

Shore Bancshares, Inc.

(410) 763-7800